UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2008

Lakeland Industries, Inc.
(Exact Name Of Registrant As Specified In Charter)

Delaware	0-15535	13-3115216
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)
701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410
(Address of principal executive offices, including zip code)

(631) 981-9700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 8.01 – Other Events.

On July 23, 2008, Lakeland Industries, Inc. (the “Company”) reached a settlement with the Internal Revenue Service (the “IRS”) regarding its examination of the Company’s Federal Income Tax returns for taxable years ending January 31, 2003, 2004 and 2005.  As previously disclosed in the Company’s Form 10-K for the year ending January 31, 2008, the IRS audit related to deductions taken by the Company for charitable contributions of its stock in trade and one other issue which would result in a timing difference.

The Company has accrued an amount of $282,000 pursuant to Financial Accounting Standards Board Interpretation No. 48 (FIN 48) for this tax liability.  The Company agreed with the IRS to settle the audit for the amount of $91,000, which includes interest of $24,000. The impact of this settlement results in an additional state tax liability of $12,000, which includes interest of $3,000.  The settlement also resulted in the Company recording a deferred tax asset of $28,000.  Accordingly, the Company will report a reduction in income tax expense of $207,000 for this transaction in its second quarter report for July 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.
(Registrant)

Date: August 1, 2008	/s/ Christopher J. Ryan
Christopher J. Ryan President & CEO